Transfer Agent Agreement

This Transfer Agent Agreement (this "Agreement") is made and entered into as of the date of electronic consent ("Effective Date") by the parties on the funding portal ("Portal") of Wefunder Portal, LLC ("Wefunder"), by and among XX Investments, LLC, a Delaware limited liability company ("TA"), Wefunder, a Delaware limited liability company, and undersigned issuer ("Issuer").

WHEREAS, Issuer desires to appoint the TA as transfer agent and the TA desires to serve as transfer agent for the beneficial interests in the uncertificated securities of Issuer (the "Securities") offered or transferred on the Portal;

NOW, THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Appointment of TA

Issuer appoints the TA to act as sole transfer agent of all purchases and sales of legal and beneficial interests in the Securities on the Portal in accordance with this Agreement and applicable law. The TA accepts such appointment, upon the terms and conditions set forth in this Agreement.

2. Items to be furnished to the TA

Wefunder shall provide, and Issuer consents to Wefunder providing, the following information to the TA:

          A copy of the digital execution of this Agreement by all parties;

          Instructions on behalf of the Issuer and other information as required by the TA; and

A list of certain representatives of Wefunder, bearing their respective facsimile signatures, who are authorized to sign and furnish instructions and other information as required by the TA ("Authorized Representative List").

3. Portal Access

The TA shall have access to the Portal to view any transactions and authorizations regarding the

Securities.

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4. Maintenance and Safekeeping of Records; Compliance with Laws

The TA shall maintain books and any other records required in the performance of its duties under this Agreement based on commercially reasonable and industry accepted standards. Upon request, the TA shall promptly deliver to Wefunder or Issuer a copy of any records relating to the Securities. The TA is obligated and agrees to comply with all applicable U.S. federal, state and local laws and regulations, codes, orders and government rules in the performance of its duties under this Agreement.

5. Validity of Signatures

The TA may act upon any signature or facsimile thereof that matches the Authorized Representative List or which the TA believes in good faith and with the exercise of reasonable care to be genuine. When any representative shall no longer be vested with authority to sign for Wefunder, written notice thereof shall immediately be provided to the TA, and until receipt of such notice, the TA shall be fully protected and held harmless in recognizing and acting upon any correspondence, certificates or instructions bearing the signature of such representative or a signature believed by it in good faith and with the exercise of reasonable care, to be such genuine signature.

6. Amendment of Governing Instruments

Issuer agrees to promptly post on the Portal, for use by the TA, any amendments to Issuer's certificate of incorporation (or formation) or by-laws (or operating or partnership agreement) made after the date hereof, certified by an authorized representative of Issuer as being true, correct and complete copy of such amendment and that such amendment is in full force and effect on the date such certification is made.

7. Instructions and Advice of Counsel

When the TA deems it desirable, it may apply to an authorized representative of Issuer or it may consult with Issuer's counsel concerning any matter arising in connection with its agency. Issuer agrees that the TA shall be held harmless and indemnified from any liability, claim or expense, including reasonable attorney's fees, in acting pursuant to instructions or the advice of an authorized representative or counsel as aforesaid.

8. Indemnification; Limitations of Liabilities

Issuer shall indemnify and hold harmless the TA and its employees, from and against any loss, damage, liability or claim suffered, incurred by, or asserted against it or them, including expenses of legal counsel arising out of, in connection with or based upon any act or omission by it or them relating in any way to this Agreement or its services hereunder, so long as the TA and its employees are not grossly negligent and have acted in good faith.

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9. Resignation and Termination

The initial term of this Agreement shall be one year, commencing on the Effective Date. This Agreement shall be automatically renewed for additional successive one (1) year terms thereafter, unless the terminating party provides not less than ninety days written notice to the other parties of its intent to terminate this Agreement. This Agreement may be terminated by any of the parties for cause, at any time. Such cause is defined as and limited to willful malfeasance or gross negligence.

10. Fees

Issuer agrees to pay the TA an annual fee of $1000.00 ("Annual Fee"), payable at the beginning of each annual period, provided that Wefunder will pay the Annual Fee on behalf of the Issuer for the three-year period beginning at the execution of this Agreement. If this Agreement is terminated during any annual period, the Annual Fee will be prorated to cover only the beginning of the annual period to the date of termination. If fewer than 100 investors hold beneficial interests in Issuer's Securities through the TA, the Annual Fee shall be reduced to $10 per beneficial owner. The TA may further reduce or waive the Annual Fee at any time in its full discretion.

11. Record of Beneficial Ownership

The TA shall keep records of all beneficial interests in the Securities.

12. Transfer of Beneficial Interests in the Securities

The TA shall keep records of any transfers of beneficial interests in the Securities from time to time upon the delivery of such documentation as the TA deems necessary to evidence the authority of the transferor to make such transfer, and bearing evidence of payment of transfer taxes, if any.

13. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of

Delaware without regard to its conflicts of laws principles.

14. Confidentiality and Notices

The TA shall maintain the confidentially of all information and material regarding the Securities and beneficial owners of the Securities, other than as agreed to by Wefunder or Issuer in writing, or if required by court order or other legal process. This Section 14 shall survive termination of this Agreement.

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15. Successor TA

The TA may appoint as successor transfer agent any corporation or company which may succeed to the business of the transfer agent by merger, consolidation or otherwise (such corporation or company being hereinafter called the "Successor") with the same authority and appointment contained in this agreement as if Issuer had appointed it transfer agent, provided that the appointment of the Successor by the TA is approved by Wefunder. The Successor shall, when appointed, be transfer agent of Issuer and not an agent of the TA. The TA agrees to cooperate and provide such information and assistance as reasonably requested by the Successor to fulfill its responsibilities and obligations as a successor transfer agent to the TA.

16. Entire Agreement

This document represents the entire Agreement, and supercedes any previous agreements, among the parties relating to the subject matter of this Agreement.

17. Partial Invalidity

If any provisions of this Agreement are held for any reason to be unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

18. Assignment; Amendment

This Agreement may not be assigned or amended by any party without the consent of the other parties, other than as provided under Section 15.

19. Successors

This Agreement is for the benefit of the parties and shall bind and inure to the benefit of their respective successors and permitted assigns.

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HELLOSIGN

Audit Trail

TITLE	Transfer Agent Agreement
FILE NAME	20200617 Transfer Agent Agreement.pdf
DOCUMENT ID	9137fc650721451400d9d19d18adf6b07e9b8afe
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	• Completed

Document History

SENT	**06 / 17 / 2020** 23:24:39 UTC	Sent for signature to Gadi Borovich (gadi@wefunder.com), Nick Tommarello (nick@wefunder.com) and Joshua Resnick (joshua@parallelflight.com) from suzanna@wefunder.com IP: 174.194.156.41
VIEWED	**06 / 17 / 2020** 23:25:41 UTC	Viewed by Gadi Borovich (gadi@wefunder.com) IP: 167.60.168.154
VIEWED	**06 / 18 / 2020** 00:00:16 UTC	Viewed by Joshua Resnick (joshua@parallelflight.com) IP: 73.222.36.93
VIEWED	**06 / 19 / 2020** 18:43:12 UTC	Viewed by Nick Tommarello (nick@wefunder.com) IP: 73.93.245.132
SIGNED	**06 / 17 / 2020** 23:26:13 UTC	Signed by Gadi Borovich (gadi@wefunder.com) IP: 167.60.168.154

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HELLOSIGN

Audit Trail

TITLE	Transfer Agent Agreement
FILE NAME	20200617 Transfer Agent Agreement.pdf
DOCUMENT ID	9137fc650721451400d9d19d18adf6b07e9b8afe
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	• Completed

Document History

SIGNED	**06 / 18 / 2020** 00:04:25 UTC	Signed by Joshua Resnick (joshua@parallelflight.com) IP: 73.222.36.93
SIGNED	**06 / 19 / 2020** 18:44:24 UTC	Signed by Nick Tommarello (nick@wefunder.com) IP: 73.93.245.132
COMPLETED	**06 / 19 / 2020** 18:44:24 UTC	The document has been completed.

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